Exhibit (a)(8)
                                                              To the Schedule TO



                               ELECTION TO DECLINE
                      PARTICIPATION IN THE OPTION EXCHANGE
                         INTERNET SECURITY SYSTEMS, INC.
                                 PURSUANT TO THE
                    OFFER TO EXCHANGE DATED OCTOBER 29, 2003

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 26, 2003, UNLESS INTERNET SECURITY SYSTEMS, INC. EXTENDS THE OFFER.


To:     Internet Security Systems, Inc.
6303 Barfield Road
Atlanta, GA 30328
Attn: Yaslyn Moore
Email: optionexchange@iss.net
Facsimile: 404-236-2607


I hereby decline and do not wish to tender any of my outstanding options, which have an exercise price greater than $30.00 per share, granted to me under the Option Plan.


You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options granted to you under the Option Plan.

Signature:                                  Date:
          --------------------------             --------------------------------------

Name:                                       Address:
     -------------------------------                -----------------------------------

Capacity:
         ---------------------------        -------------------------------------------

Tax ID/SSN:                                 Telephone No.:
           -------------------------                      -----------------------------